SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                  JULY 12, 2001

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                      Commission              IRS Employer
jurisdiction                        File Number             Identification
of incorporation                                            Number

Delaware                              1-3492                No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600







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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

     The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

     On July 12, 2001 registrant issued a press release entitled "Halliburton $425 Million of Two-Year and Five-Year Medium-Term Notes" pertaining, among other things, to an announcement that registrant has issued $275 million of fixed-rate notes due August 1, 2006 and $150 million of floating-rate notes due July 16, 2003. Both of the notes were issued under registrant's medium-term note program. The notes were issued through joint lead managers JP Morgan and Salomon Smith Barney. Co-managers were ABN Amro, HSBC and The Royal Bank of Scotland. The five-year $275 million notes have a fixed-rate coupon of 6.0 percent and were priced at 99.572 to yield 6.099 percent to maturity. The two-year $150 million floating-rate notes were issued at par and have a coupon of three-month LIBOR plus 15 basis points. Registrant plans to use the net proceeds from the combined $425 million of the two medium-term notes offerings to reduce its outstanding commercial paper and for general corporate purposes.

Item 7.  Financial Statements and Exhibits

     List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

         (c)      Exhibits.

                  Exhibit 20 - Press release dated July 12, 2001.








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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:    July 12, 2001                 By: /s/ Susan S. Keith
                                          ----------------------------------
                                               Susan S. Keith
                                               Vice President and Secretary







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                                  EXHIBIT INDEX



Exhibit                    Description

20                         Press Release Dated July 12, 2001

                           Incorporated by Reference










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